PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
June 28, 2003

EXHIBIT 99.2

PILGRIM’S PRIDE CORPORATION
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States
Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Pilgrim’s Pride Corporation (the “Company”) does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended June 28, 2003 (the “Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	July 22, 2003	/s/ Richard A. Cogdill Richard A. Cogdill Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form with the electronic version of this written statement required by Section 906, has been provided to Pilgrim’s Pride Corporation and will be retained by Pilgrim’s Pride Corporation and furnished to the Securities and Exchange Commission or its staff upon request.